Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context requires otherwise, references to “Private Adaptin” in this section are to the business and operations of Adaptin Bio, Inc. prior to the Merger, references to “Unite Acquisition” in this section are to the public company shell, Unite Acquisition 1 Corp. prior to the Merger, references to “Merger Sub” refer to Adaptin Acquisition Co., a wholly-owned subsidiary of Unite Acquisition, prior to the Merger, and references to “Adaptin Bio”, “we,” “us,” “our” and “the Company” in this section are to the combined and renamed public company following the consummation of the Merger.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to the Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the Merger, the Offering and the related material transactions that have occurred, or are probable of occurring, subsequent to the latest balance sheet date that are material to investors. The Merger, the Offering and the related transactions, as further described elsewhere in the unaudited pro forma financial information, were completed on February 11, 2025 (the “Closing”).

Unite Acquisition was a blank check company incorporated in Delaware in 2022. The business purpose of Unite Acquisition was to seek the acquisition of or merger with, an existing company. Since inception, Unite Acquisition has been engaged in organizational efforts and obtaining initial financing. Unite Acquisition was formed as a vehicle to pursue a business combination.

Private Adaptin was incorporated in Delaware in 2021 and is a biopharmaceutical company pioneering a transformational approach to enhance the transfer of therapeutics into the brain, facilitating the treatment of brain cancers and other unmet medical conditions. The Company’s proprietary technology harnesses the human immune system’s ability to target, recognize, destroy or deliver therapeutics to specific cells, including cancer cells. Our mission is to be the global leader and pioneer of this new treatment paradigm, integrating recombinant technology, gene therapy and cell therapy to address the challenges of targeting and delivering effective therapies, including to the brain for cancer and other central nervous system (“CNS”) indications.

Bridge Financings

Private Adaptin raised bridge financing through the offer and sale (a) in 2023 of $500,000 principal amount of its 10% Secured Promissory Notes (the “2023 Bridge Notes”) (including an obligation to issue five-year warrants to purchase up to 56,815 shares of our Common Stock at an exercise price of $4.40 per share) and (b) in 2024 of $1,000,000 principal amount of its 10% Secured Subordinated Convertible Promissory Notes (the “2024 Bridge Notes”), which in each case were sold to a limited number of accredited investors pursuant to Regulation D under the Securities Act. The 2023 Bridge Notes were exchanged for $500,000 principal amount of the Company’s 10% Secured Convertible Promissory Notes (the “Exchange Notes”). In connection with the note exchange, the holders of the 2023 Bridge Notes were also issued warrants to purchase up to 75,755 shares of our Common Stock at an exercise price of $3.30 per share (the “Exchange Warrants”). The Exchange Notes and the 2024 Bridge Notes are referred to herein as the “Bridge Notes.”

At the initial closing of the Offering (as defined below), the $1,500,000 aggregate principal amount of outstanding Bridge Notes, plus accrued interest thereon, automatically converted into shares of Company common stock, par value $0.0001 per share (“Common Stock”), at a conversion price of $3.30 per share, or 484,054 shares of Common Stock (the “Note Conversion Shares”) (as a result of the accrued interest being computed as of September 30, 2024 for the purposes of the pro forma financial statements, the number of Note Conversion Shares used for the pro forma financial statements is less than the actual number of Note Conversion Shares issued at Closing, which includes accrued interest computed through the date of the Closing), and the holders of the 2023 Bridge Notes were issued, pursuant to existing agreements, warrants to purchase up to 132,570 shares of our Common Stock at an exercise price of either $3.30 or $4.40 per share and with a term of five years, as described above (the “Pre-Merger Warrants”).

Merger Agreement

On February 11, 2025, Unite Acquisition entered into the Merger Agreement with Merger Sub and Private Adaptin, pursuant to which Merger Sub merged with and into Private Adaptin, with Private Adaptin continuing as the surviving corporation and as our wholly owned subsidiary.

Pursuant to the Merger Agreement, all of the outstanding capital stock of Private Adaptin was cancelled in exchange for shares of Common Stock, and all of the outstanding Private Adaptin warrants were assumed by the Company with appropriate adjustments to the per share exercise or conversion price thereof, and otherwise on their original terms and conditions. The total number of shares of Common Stock issued to Pre-Merger stockholders of Private Adaptin was 3,249,999 shares.

Prior to the initial closing of the Offering (as defined below), Unite Acquisition’s board of directors adopted an equity incentive plan reserving a number of shares of Common Stock equal to 15% of the shares to be outstanding after completion of the Merger and the final closing of the Offering, on a fully diluted basis (assuming exercise or conversion of all then-outstanding Common Stock equivalents), for the future issuance, at the discretion of the board of directors, of options and other incentive awards to officers, key employees, consultants and directors of the Company and its subsidiaries.

The sole holder of common stock of Unite Acquisition prior to the Merger, Lucius Partners, retained 3,250,000 shares of Common Stock after the Merger, following cancellation of 1,750,000 shares of Common Stock. The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

As a condition to the Merger, we entered into a Pre-Merger indemnity agreement with Unite Acquisition’s sole officer and director, Nathan P. Pereira, pursuant to which the Company agreed to indemnify Mr. Pereira for actions taken by him in his official capacity relating to the consideration, approval and consummation of the Merger and certain related transactions.

The Offering

Immediately following the effective time of the Merger, we issued, in the initial closing of the private placement offering, 1,080,814 Units, for an aggregate purchase price of $4,755,581.60, at a purchase price of $4.40 per Unit, with each Unit consisting of (i) one share of Common Stock, (ii) a warrant representing the right to purchase one share of Common Stock, exercisable from issuance until one year after the final Closing of the Offering at an exercise price of $4.40 per share (the “A Warrant”), and (iii) a warrant, representing the right to purchase one-half of a share of Common Stock, exercisable from issuance until five years after the final Closing of the Offering at an exercise price of $6.60 per whole share (the “B Warrant,” and together with the A Warrant, the “Warrants”) (such shares of Common Stock issuable upon the exercise of the Warrants, the “Warrant Shares”). The private placement offering is referred to herein as the “Offering.”

The offering period commenced on January 8, 2025 and will continue until the later of (i) February 28, 2025, unless extended by Company and the placement agent, Laidlaw & Company (UK) Ltd. (the “Placement Agent”); (ii) the date on which the maximum offering amount of approximately $8.5 million (the “Maximum Offering”) is sold by the Company; or (iii) on a date mutually agreed upon in writing by the Company and the Placement Agent (the “Offering Period”). The final day of the Offering Period is referred to as the “Termination Date.” The initial closing of this Offering occurred immediately following the closing of the Merger (the “Initial Closing”). The Company and Placement Agent may conduct additional closings of the Offering at their discretion to the extent that subscriptions for additional Units, up to the Maximum Offering, are received before the Termination Date.

In connection with the Offering, the Placement Agent (a) will be paid at each closing from the Offering proceeds a total cash commission of 10.0% of the aggregate gross purchase price paid by purchasers in the Offering at that closing (the “Cash Fee”), (b) will be paid at each closing from the Offering proceeds a total non-allocable expense allowance equal to 2.0% of the aggregate gross purchase price paid by purchasers in the Offering at that Closing (the “Expense Allowance”), and (c) will receive (and/or its designees will receive) warrants to purchase a total number of shares of Common Stock equal to 10.0% of the sum of (i) the number of shares of Common Stock included in the Units sold in the Offering at that closing and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants included in the Units sold in the Offering at that closing, with a term expiring seven years after the final closing date and an exercise price of $4.40 per share (the “Placement Agent Warrants”). Any sub-agent of the Placement Agent that introduces investors to the Offering will be entitled to share in the Cash Fee, Expense Allowance and Placement Agent Warrants attributable to those investors pursuant to the terms of an executed sub-agent agreement with such Placement Agent. The Company has agreed to pay certain other expenses of the Placement Agent, including the fees and expenses of its counsel, in connection with the Offering. Subject to certain customary exceptions, we will also indemnify the Placement Agent to the fullest extent permitted by law against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the Placement Agent and its sub-agents may be required to make in respect of such liabilities.

Accounting for the Merger

The Merger is expected to be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, Unite Acquisition, which is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and Private Adaptin is treated as the accounting acquirer. This determination was primarily due to Unite Acquisition being determined to be a shell company in that it did not meet the U.S. GAAP definition of a business, did not have more than nominal assets, and does not have more than nominal operations at the time of the merger. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Private Adaptin is issuing stock for the net assets of Unite Acquisition. The net assets of Unite Acquisition will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis for Pro Forma Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Merger, Offering, and related transactions (“Transaction Accounting Adjustments”) and are permitted to present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Management of the Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are provided for informational purposes as required by Form 8-K and do not purport to represent what the results of operations or financial position of the Company would actually have been had the Merger and Offering occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. In the opinion of management, all necessary adjustments to the unaudited pro forma condensed combined financial statements have been made.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical condensed balance sheet of Unite Acquisition as of September 30, 2024 with the historical balance sheet of Private Adaptin as of September 30, 2024 giving further effect to the Transaction Accounting Adjustments, as if they had been consummated as of September 30, 2024.

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 combine the historical condensed statement of operations of Unite Acquisition for the nine months ended September 30, 2024 and the historical statements of operations of Private Adaptin for the nine months ended September 30, 2024, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2023, the beginning of the earliest period presented.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 combine the historical condensed statement of operations of Unite Acquisition for the year ended December 31, 2023 and the historical statements of operations of Private Adaptin for the year ended December 31, 2023, giving effect to the Transaction Accounting Adjustments as if they had been consummated on January 1, 2023, the beginning of the earliest period presented.

Assumptions underlying the Transaction Accounting Adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. The Transaction Accounting Adjustments and other adjustments are based on available information and assumptions that the Company’s management believes are reasonable. Such adjustments are estimates and actual experience may differ from expectations.

The financial statements of Private Adaptin and Unite Acquisition were prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with:

●	Unite Acquisition’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024 and incorporated herein by reference;

●	Unite Acquisition’s unaudited condensed financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the Securities and Exchange Commission (“SEC”) on November 14, 2024 and incorporated herein by reference;

●	Private Adaptin’s audited financial statements for the year ended December 31, 2023, that are included as Exhibit 99.1 in the Company’s Current Report on Form 8-K to which these unaudited pro forma condensed combined financial statements are being filed as an exhibit; and

●	Private Adaptin’s unaudited condensed financial statements for the nine months ended September 30, 2024, that are included as Exhibit 99.2 in the Company’s Current Report on Form 8-K to which these unaudited pro forma condensed combined financial statements are being filed as an exhibit.

ADAPTIN BIO, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

	Historical		Transaction		Pro Forma
	Private Adaptin	Unite Acquisition	Accounting Adjustments	Notes	Combined Total
	Note A	Note B	Note C

ASSETS
CURRENT ASSETS:
Cash	$115,308	$322	$3,194,772	(a), (f)	$3,310,402
Total Assets	$115,308	$322	$3,194,772		$3,310,402

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,778,805	$53,126	$188,624	(e), (f)	$2,020,555
Related party payables	-	44,750	-		44,750
Notes payable	500,000	-	(500,000)	(c)	-
Note payable - stockholder	-	137,764	(137,764)	(f)	-
Convertible notes payable, net	640,319	-	(640,319)	(c)	-
Derivative liability	342,088	-	(342,088)	(b)	-
Accrued interest	97,376	-	(97,376)	(c)	-
Total Current Liabilities	3,358,588	235,640	(1,528,923)		2,065,305
Total Liabilities	3,358,588	235,640	(1,528,923)		2,065,305

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Common stock	$1	$500	$305	(a), (c), (d)	$806
Additional paid-in capital	24,115	-	4,785,354	(a), (c), (d), (f)	4,809,469
Accumulated deficit	(3,267,396)	(235,818)	(61,964)	(b), (c), (d), (e)	(3,565,178)
Total Stockholders’ Equity (Deficiency)	(3,243,280)	(235,318)	4,723,695		1,245,097
Total Liabilities and Stockholders’ Equity (Deficiency)	$115,308	$322	$3,194,772		$3,310,402

See accompanying notes to the unaudited pro forma condensed combined financial statements

ADAPTIN BIO, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2024

	Historical		Transaction		Pro Forma
	Private Adaptin	Unite Acquisition	Accounting Adjustments	Notes	Combined Total
	Note A	Note B	Note C

Operating Expenses
Research and development	$1,566,533	$-	$-		$1,566,533
General and administrative	495,272	122,421	-		617,693
Total operating expenses	2,061,805	122,421	-		2,184,226

Loss from operations	(2,061,805)	(122,421)	-		(2,184,226)
Other expense (income):
Interest expense	195,161	-	(195,161)	(a)	-
Loss on fair value of derivative liability	8,755	-	(8,755)	(a)	-
Total other expense (income)	203,916	-	(203,916)		-
Net loss	$(2,265,721)	$(122,421)	$203,916		$(2,184,226)

Net loss per common share - basic and diluted	$(1,505.46)	$(0.02)			$(0.27)
Weighted average number of common shares outstanding - basic and diluted	1,505	5,000,000	3,063,362	(b)	8,064,867

See accompanying notes to the unaudited pro forma condensed combined financial statements

ADAPTIN BIO, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

	Historical		Transaction		Pro Forma
	Private Adaptin	Unite Acquisition	Accounting Adjustments	Notes	Combined Total
	Note A	Note B	Note C

Operating Expenses
Research and development	$510,356	$-	$-		$510,356
General and administrative	366,960	85,593	241,751	(a)	694,304
Total operating expenses	877,316	85,593	241,751		1,204,660

Loss from operations	(877,316)	(85,593)	(241,751)		(1,204,660)
Other expense (income):
Interest expense	104,487	-	(104,487)	(d)	-
Loss on extinguishment	-	-	398,119	(c)	398,119
Gain on change in fair value	-	-	(342,088)	(b)	(342,088)
Total other expense (income)	104,487	-	(48,456)		56,031
Net loss	$(981,803)	$(85,593)	$(193,295)		$(1,260,691)

Net loss per common share - basic and diluted	$(655.41)	$(0.02)			$(0.16)
Weighted average number of common shares outstanding - basic and diluted	1,498	5,000,000	3,063,369	(e)	8,064,867

See accompanying notes to the unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements have been prepared for illustrative and informational purposes only and were prepared from the respective historical information of Unite Acquisition and Private Adaptin, and reflect adjustments to the historical information in accordance with the SEC Final Rule Release No. 33-10786 and in accordance with Article 11 of Regulation S-X of the Securities Exchange Act of 1934. We have accounted for the Merger in these unaudited pro forma condensed combined financial statements as a reverse recapitalization, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, this is a capital transaction of Private Adaptin (the legal acquiree) and is the equivalent to the issuance of shares by Private Adaptin for the net monetary assets of Unite Acquisition, accompanied by a recapitalization.

Transaction Accounting Adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the business combination. Transaction Accounting Adjustments reflected in the pro forma condensed combined statements of income are based on items that are factually supportable, directly attributable to the business combination and are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the business combination, including potential synergies that may be generated in future periods.

2. Transaction Accounting Adjustments

The following Transaction Accounting Adjustments give effect to the Merger.

Unaudited Pro Forma Condensed Combined Balance Sheets as of September 30, 2024

Note A	Derived from the condensed balance sheet of Private Adaptin as of the nine months ended September 30, 2024, included elsewhere in this Current Report on form 8-K.

Note B	Derived from the condensed balance sheet of Unite Acquisition as of the nine months ended September 30, 2024, filed with the SEC.

Transaction Accounting Adjustments:

Note C

(a)	To record the $4,755,582 of gross proceeds received in connection with the initial closing of the Offering for which 1,080,814 Units are to be issued, with each Unit consisting of (i) one share of Common Stock, (ii) an A Warrant representing the right to purchase one share of Common Stock, and (iii) a B Warrant, representing the right to purchase one-half of a share of Common Stock.

(b)	To record the remeasurement of the derivative liability associated with the 2024 Bridge Notes immediately prior to the extinguishment of the liabilities, by reducing the derivative liability by $342,088.

(c)	To record the loss on extinguishment of $398,119 associated with the (i) exchange of 2023 Bridge Notes for the Exchange Notes and related issuance of Pre-Merger Warrants with aggregate fair value of $246,581 and (ii) conversion of the Bridge Notes with aggregate principal of $1,500,000, debt discount of $359,681 and accrued interest of $97,376 into an aggregate of 484,054 shares of Unite Acquisition common stock with aggregate fair value of $1,389,233.

(d)	To give effect to the reverse recapitalization whereby Unite Acquisition will issue 3,249,999 shares of Unite Acquisition common stock to the shareholders of Private Adaptin in exchange for Private Adaptin’s historical common stock and additional paid-in capital. In connection with the Merger, the Unite Acquisition shareholder has agreed to cancel and retire 1,750,000 shares of common stock. Furthermore, to eliminate the historical accumulated deficit of Unite Acquisition of $235,818 as it has been deemed to be the accounting acquiree.

(e)	To give effect to an additional estimated $241,751 of Merger expenses to be incurred subsequent to September 30, 2024 with an offset to accrued expenses.

(f)	To record Offering costs in aggregate of $1,369,920 deducted against proceeds from the Offering to additional paid-in capital. Furthermore, to record the repayment of $190,890 of related-party liabilities pursuant to the Merger agreement consisting of accounts payable and a note payable held by a stockholder of $53,126 and $137,764, respectively.

Unaudited Pro Forma Condensed Combined Statement of Operations For The Nine Months Ended September 30, 2024

Note A	Derived from the condensed statement of operations of Private Adaptin for the nine months ended September 30, 2024, included elsewhere in this Current Report on Form 8-K.

Note B	Derived from the condensed statement of operations of Unite Acquisition for the nine months ended September 30, 2024, filed with the SEC.

Transaction Accounting Adjustments:

Note C

(a)	To eliminate interest expense and amortization of debt discount related to the Bridge Notes extinguished in the transaction. Furthermore, to eliminate the loss on change in fair value of derivative liability.

(b)	The below table illustrates the adjustment to the weighted average shares outstanding used in the earnings per share calculations for the additional shares of Unite Acquisition common stock issued as consideration to the Private Adaptin stockholders, less the cancellation shares, plus the additional shares of Unite Acquisition common stock issued in connection with the Offering, shares of Unite Acquisition common stock issued in connection with the conversion of Bridge Notes less the historical outstanding Private Adaptin common stock.

For the Nine Months Ended September 30, 2024	Weighted Average Number of Shares
Shares issued to shareholders of Private Adaptin	3,249,999
Unite Acquisition shares eliminated under share cancellation agreement	(1,750,000)
Shares issued in connection with the initial closing of the Offering	1,080,814
Conversion of Bridge Notes	484,054
Private Adaptin historical shares exchanged	(1,505)
3,063,362

Unaudited Pro Forma Condensed Combined Statement of Operations For The Year Ended December 31, 2023

Note A	Derived from the statement of operations of Private Adaptin for the year ended December 31, 2023, included elsewhere in this Current Report on Form 8-K.

Note B	Derived from the statement of operations of Unite Acquisition for the year ended December 31, 2023, filed with the SEC.

Transaction Accounting Adjustments:

Note C

(a)	To record the $241,751 of estimated Merger expenses incurred subsequent to September 30, 2024.

(b)	To record the gain on the change in fair value of the derivative liability associated with the 2024 Bridge Notes immediately prior to the extinguishment of the liabilities, by recording a gain on change in fair value of $342,088.

(c)	To record the loss on extinguishment of $398,119 associated with the (i) exchange of the 2023 Bridge Notes for the Exchange Notes and related issuance of the Pre-Merger Warrants with aggregate fair value of $246,581 and (ii) conversion of the Bridge Notes with aggregate principal of $1,500,000, debt discount of $359,681 and accrued interest of $97,376 into an aggregate of 484,054 shares of Unite Acquisition common stock with aggregate fair value of $1,389,233.

(d)	To eliminate interest expense and amortization of debt discount related to the Bridge Notes extinguished in the transaction.

(e)	The below table illustrates the adjustment to the weighted average shares outstanding used in the earnings per share calculations for the additional shares of Unite Acquisition common stock issued as consideration to the Private Adaptin stockholders, less the cancellation shares, plus the additional shares of Unite Acquisition common stock issued in connection with the Offering, shares of Unite Acquisition common stock issued in connection with the conversion of the Bridge Notes less the outstanding Private Adaptin common stock.

For the Year Ended December 31, 2023	Weighted Average Number of Shares
Shares issued to shareholders of Private Adaptin	3,249,999
Unite Acquisition shares eliminated under share cancellation agreement	(1,750,000)
Shares issued in connection with the initial closing of the Offering	1,080,814
Conversion of Bridge Notes	484,054
Private Adaptin historical shares exchanged	(1,498)
3,063,369